      THIS CONFORMING PAPER FORMAT DOCUMENT IS BEING SUBMITTED PURSUANT TO
                          RULE 901(d) OF REGULATION S-T

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


           ----------------------------------------------------------

                                    FORM 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                  May 30, 1995
                                  ------------
                                 Date of Report


                            BAXTER INTERNATIONAL INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)


          1-4448                                       36-0781620
- - -------------------------                    -------------------------
(Commission file number)                     (IRS Employer Identification No.)


One Baxter Parkway, Deerfield, Illinois                     60015
- - ---------------------------------------                     -----
(Address of principal executive offices)                  (Zip Code)


       Registrant's telephone number, including area code:  (708) 948-2000







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                               (Page 1 of 5 pages)




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Item 5.   Other Events.

     On May 24, 1995, the Registrant issued a press release; the text of which is attached hereto.




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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   BAXTER INTERNATIONAL INC.
                                   ----------------------------------------
                                             (Registrant)


                                   By:/s/ A. Gerard Sieck
                                      -------------------------------------
                                        A. Gerard Sieck
                                        Secretary

Date: May 30, 1995

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FOR IMMEDIATE RELEASE


News Media Contacts:          Jill Herron Carter  (708) 948-4555
                              Mary Thomas         (708) 948-2815
Investor Relations Contacts:  Jessica Fisher      (708) 948-4639
                              Neville Jeharajah   (708) 948-2875


            BAXTER TO SELL ITS INDUSTRIAL DIVISION TO VWR CORPORATION
                         FOR APPROXIMATELY $400 MILLION

     DEERFIELD, Ill., May 24, 1995 -- Baxter Healthcare Corporation, a subsidiary of Baxter International Inc., announced today that it has signed a definitive agreement to sell its Industrial and Life Sciences Division to VWR Corporation for approximately $400 million. VWR Corporation is a publicly traded company engaged primarily in the supply and distribution of laboratory products and scientific equipment used in science and industry. The proceeds to Baxter will consist of approximately $400 million in cash. The agreement is subject to customary closing conditions and the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act.

     The sale, which is expected to close during 1995, reinforces Baxter's strategy of continuing to strengthen its focus and investments on its core businesses which include biotechnology, renal therapy, cardiovascular, international expansion






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BAXTER - VWR - PAGE 2


and the U.S. Healthcare business. Baxter stated that the divestiture does not change its commitment to deliver 1995 earnings growth in the high single digits and operational cash flow of $500 million.

     "The sale of the Industrial Division is expected to benefit all parties involved," said Vernon R. Loucks Jr., chairman and chief executive officer.
"For the Industrial Division it establishes a partnership that will leverage the synergies and strengths of both companies," he noted. Loucks also stated that this transaction gives Baxter added flexibility in delivering its cash flow and earnings commitments and enhancing shareholder value.

     As part of the agreement, Baxter will continue to supply its manufactured products and supplies sold in non-health-care markets to VWR Corporation under a long-term distribution agreement.

     "During the transition, we will continue to provide outstanding service to our customers," Loucks noted. Additionally, the company stated that all dedicated Baxter Industrial Division Employees will become employees of VWR Corporation at the time of closing.

     "This is a positive situation for our customers," said Jerrold B. Harris, president and chief executive officer of VWR Corporation. "The new company will be a leader in the worldwide industrial laboratory supply distribution business. Combining the two companies will make the new organization significantly stronger and able to provide a product and service portfolio that is second to none," Harris stated.





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BAXTER - VWR - PAGE 3


     The Industrial Division had sales of more than $450 million in 1994. Baxter stated that this division is separate from its biomedical Scientific Products distribution business, which markets and distributes a complete line of clinical laboratory supplies, reagents, chemicals, equipment and diagnostic systems to clinical, hospital and reference laboratories. The company reaffirmed its commitment to its clinical laboratory customers.

     Through its subsidiaries, Baxter International is the leading manufacturer and marketer of health-care products and services to health-care providers in nearly 100 countries. The company concentrates research-and-development programs in biotechnology, cardiovascular medicine, renal therapy and related medical fields. Baxter reported sales of $9.3 billion in 1994.


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